Exhibit 4.2

CONOCOPHILLIPS COMPANY

4.200% Notes due 2021

4.950% Notes due 2026

5.950% Notes due 2046

Fully and Unconditionally Guaranteed by

CONOCOPHILLIPS

Three series of Securities are hereby established pursuant to Section 2.01 of the Indenture, dated as of May 18, 2015 (the “Indenture”), among ConocoPhillips Company, as issuer (the “Company”), ConocoPhillips, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as follows:

1.                                              Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

2.                                              The title of the 4.200% Notes due 2021 shall be “4.200% Notes due 2021” (the “2021 Notes”), the title of the 4.950% Notes due 2026 shall be “4.950% Notes due 2026” (the “2026 Notes”), and the title of the 5.950% Notes due 2046 shall be “5.950% Notes due 2046” (the “2046 Notes” and, together with the 2021 Notes and the 2026 Notes, the “Notes”).

3.                                              The limit upon the aggregate principal amount of the 2021 Notes, the 2026 Notes and the 2046 Notes that may be authenticated and delivered under the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes of such series which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $1,250,000,000, $1,250,000,000 and $500,000,000, respectively; provided, however, that the authorized aggregate principal amount of the Notes of each series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Notes of each series may be increased only if the additional Notes issued will be fungible with the original Notes of such series for United States federal income tax purposes.

4.                                              The Notes of each series shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Global Notes”). The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture.

5.                                              The Notes of each series and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Form of Note”).

6.                                              The date on which the principal of the 2021 Notes, the 2026 Notes and the 2046 Notes is payable shall be March 15, 2021, March 15, 2026 and March 15, 2046, respectively.

7.                                              The rate at which the 2021 Notes shall bear interest shall be 4.200% per annum. The rate at which the 2026 Notes shall bear interest shall be 4.950% per annum. The rate at which the 2046 Notes shall bear interest shall be 5.950% per annum. Interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months. The dates on which such interest shall be payable semiannually, in arrears, shall be March 15 and September 15 of each year (with respect to each series of the Notes, each an “Interest Payment Date”), commencing September 15, 2016, or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. The record dates for the interest payable on the Notes of each series on any Interest Payment Date shall be the March 1 and September 1, as the case may be, next preceding such Interest Payment Date.

8.                                              No Additional Amounts with respect to the Notes shall be payable. The date from which interest shall accrue for the Notes of each series shall be March 8, 2016.

9.                                              The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee in The City of New York, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts in the United States specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

10.                                       The Paying Agent and Registrar for the Notes of each series initially shall be the Trustee.

11.                                       Prior to February 15, 2021 the 2021 Notes are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at the Redemption Price, determined by a Reference Treasury Dealer selected by the Company, equal to the sum of (i) 100% of the principal amount of the 2021 Notes to be redeemed and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points exceeds the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date. On or after February 15, 2021 (the “2021 Notes Early Call Date”), the 2021 Notes are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

Prior to December 15, 2025 the 2026 Notes are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior

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notice as provided in the Indenture, at the Redemption Price, determined by a Reference Treasury Dealer selected by the Company, equal to the sum of (i) 100% of the principal amount of the 2026 Notes to be redeemed and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points exceeds the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date. On or after December 15, 2025 (the “2026 Notes Early Call Date”), the 2026 Notes are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

Prior to September 15, 2045 the 2046 Notes are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at the Redemption Price, determined by a Reference Treasury Dealer selected by the Company, equal to the sum of (i) 100% of the principal amount of the 2046 Notes to be redeemed and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points exceeds the principal amount of the 2046 Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.  On or after September 15, 2045 (the “2046 Notes Early Call Date” and, collectively with the 2021 Notes Early Call Date and the 2026 Notes Early Call Date, the “Early Call Dates”), the 2046 Notes are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the 2046 Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the applicable series of Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption

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Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date by a Reference Treasury Dealer selected by the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means each of Mizuho Securities USA Inc., Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, or a Primary Treasury Dealer selected by any of them, and their respective successors; provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date up to and including the applicable Early Call Date; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

12.                                      The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

13.                                      Each Global Note shall bear the legend set forth on the face of the Form of Note, as applicable.

14.                                      In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to the Indenture, the

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Company and the Guarantor agree (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax-related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of the Indenture.

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Annex A

[FORM OF FACE OF SECURITY]

[Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York), a New York corporation (“DTC”), shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

CONOCOPHILLIPS COMPANY

[4.200% NOTE DUE 2021]

[4.950% NOTE DUE 2026]

[5.950% NOTE DUE 2046]

FULLY AND UNCONDITIONALLY GUARANTEED BY

CONOCOPHILLIPS

CUSIP No.

No.	$

ConocoPhillips Company, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to              or its registered assigns, the principal sum of                        Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]* on March 15, [2021] [2026] [2046].

Interest Payment Dates:                                                             March 15 and September 15

Record Dates:                                                                                                                   March 1 and September 1

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: March 8, 2016

CONOCOPHILLIPS COMPANY

By:
Name: Glenda M. Schwarz
Title: Vice President and Controller

By:
Name: Mehmet F. Muftuoglu
Title: Vice President and Treasurer

GUARANTEE

ConocoPhillips, a Delaware corporation, unconditionally guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

CONOCOPHILLIPS

By:
Name: Mehmet F. Muftuoglu
Title: Vice President and Treasurer

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	Date: March 8, 2016
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

CONOCOPHILLIPS COMPANY

[4.200% NOTE DUE 2021]

[4.950% NOTE DUE 2026]

[5.950% NOTE DUE 2046]

FULLY AND UNCONDITIONALLY GUARANTEED BY

CONOCOPHILLIPS

This Security is one of a duly authorized issue of [4.200% Notes due 2021] [4.950% Notes due 2026] [5.950% Notes due 2046] (the “Securities”) of ConocoPhillips Company, a Delaware corporation (the “Company”).

1.             Interest. The Company promises to pay interest on the principal amount of this Security at [4.200%] [4.950%] [5.950%] per annum from March 8, 2016 until maturity. The Company will pay interest semiannually, in arrears, on March 15 and September 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, and no interest will accrue as a result of such delay. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from March 8, 2016; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2016. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.             Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer to accounts in the United States with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

3.             Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”), the trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Company may act in any such capacity.

4.             Guarantee. ConocoPhillips, a Delaware corporation (the “Guarantor”), unconditionally guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

5.             Indenture. The Company issued the Securities under an Indenture, dated as of May 18, 2015 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to [$1,250,000,000] [$1,250,000,000] [$500,000,000] in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Securities may be increased only if the additional Securities issued will be fungible with the original Securities for United States federal income tax purposes. The Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

6.             Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 above such amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

7.             Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

8.             Redemption. Prior to [February 15, 2021] [December 15, 2025] [September 15, 2045], the Securities are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price, determined by a Reference Treasury Dealer selected by the Company, equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a Treasury Rate plus [45] [50] [50] basis points exceeds the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date. On or after [February 15, 2021] [December 15, 2025] [September 15, 2045] (the “Early Call Date”), the Securities are subject to redemption, in whole or in part, from time to time, at the option of the Company, in principal amounts of $2,000 and integral multiples of $1,000 above such amount, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date by a Reference Treasury Dealer selected by the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means each of Mizuho Securities USA Inc., Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, or a Primary Treasury Dealer selected by any of them, and their respective successors; provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date up to and including the Early Call Date; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

9.             Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company or the Guarantor under the Indenture in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company or the Guarantor; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company or the Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to establish the form or terms of Securities of any series as permitted by the Indenture; (x) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (xi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.

Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change any obligation of the Company or the Guarantor to pay Additional Amounts with respect to any Security; (vi) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vii) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (viii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; or (ix) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

10.          Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company or the Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities (or such Debt Securities) to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

11.          Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

12.          Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

13.          No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

14.          Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.          CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

16.          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

ConocoPhillips Company

600 North Dairy Ashford

Houston, Texas 77079

Telephone: (281) 293-1000

Attention: Treasurer

SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

* To be included only if the Security is a Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                      as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)